UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 21, 2012

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Brannan Street

San Francisco, California  94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 21, 2012, the Compensation Committee of the Board of Directors of Splunk Inc. (the “Company”) approved and adopted a form of standard Stock Option Agreement (“Option Agreement”) and a form of standard Restricted Stock Unit Agreement (“RSU Agreement”) for use under the Company’s 2012 Equity Incentive Plan (the “Equity Plan”), as well as a form of subscription agreement (“Subscription Agreement”) for use under the Company’s 2012 Employee Stock Purchase Plan (the “ESPP”).  The Company’s directors and executive officers are eligible to receive awards under the Equity Plan, and the Company’s executive officers are eligible to participate in the ESPP.

The forms of Option Agreement, RSU Agreement and Subscription Agreement are attached as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits

Exhibit Number	Description

10.1+	Form of Stock Option Agreement under the 2012 Equity Incentive Plan.
10.2+	Form of Restricted Stock Unit Agreement under the 2012 Equity Incentive Plan.
10.3+	Form of Subscription Agreement under the 2012 Employee Stock Purchase Plan.

+              Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPLUNK INC.

By:	/s/ Leonard R. Stein
Leonard R. Stein Senior Vice President, General Counsel and Secretary

Date:  April 24, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1+	Form of Stock Option Agreement under the 2012 Equity Incentive Plan.
10.2+	Form of Restricted Stock Unit Agreement under the 2012 Equity Incentive Plan.
10.3+	Form of Subscription Agreement under the 2012 Employee Stock Purchase Plan.

+              Indicates a management contract or compensatory plan.